                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential for Use of the Commission Only (as permitted by
     Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

            ---------------------------------------------------------

                          Docucorp International, Inc.
                (Name of Registrant as Specified In Its Charter)

            ---------------------------------------------------------

                     Michael D. Andereck, President and CEO
                     (Name of Person Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.
[ ] Fee computed on the table below per Exchange Act Rule 14a-6(i)(4) and 0-11 ("Rule 0-11").

     (1)  Title of each class of securities to which transaction applies
     (2)  Aggregate number of securities to which transaction applies
     (3) Per unit price or other underlying value of transaction computed pursuant to Rule 0-11
     (4)  Proposed maximum aggregate value of transaction
     (5)  Total fee paid

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid
     (2)  Form, Schedule or Registration Statement No.:
     (3)  Filing Party
     (4)  Date Filed

                                     [LOGO]
                          DOCUCORP INTERNATI0NAL, INC.
                    5910 North Central Expressway, Suite 800
                               Dallas, Texas 75206

                                                                October 21, 2004

Dear Stockholders:

        Enclosed is a proxy statement for the Annual Meeting of Stockholders to be held on Tuesday, December 7, 2004, at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas at 9:00 a.m., local time. Also enclosed is a proxy card and a copy of the Annual Report to Stockholders for fiscal 2004.

        On the following pages you will find a Notice of Annual Meeting of Stockholders and Proxy Statement. The following items of formal business will be presented at the Annual Meeting:

        (i)     The election of six directors to the Board of Directors;

        (ii) The proposed amendment to the 1997 Equity Compensation Plan to increase the number of shares of Common Stock issuable pursuant to awards under the plan from 3,800,000 to 4,500,000, of which a maximum of 1,000,000 shares may be used for grants of restricted stock, SARs and performance units; and

        (iii) The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year.

        I ask for your support for the foregoing items.

        During the Annual Meeting there will be a time for discussion, and I encourage you to present comments, questions and ideas at the Annual Meeting during the discussion period.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES).

        I hope that you are able to join us at the Annual Meeting.


                                           Sincerely,


                                           Michael D. Andereck
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                                     [LOGO]
                          DOCUCORP INTERNATIONAL, INC.
                    5910 North Central Expressway, Suite 800
                               Dallas, Texas 75206

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 7, 2004

To Our Stockholders:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Docucorp International, Inc., a Delaware corporation, will be held at the Hotel Crescent Court, Dallas, Texas, on December 7, 2004 at 9:00 a.m., local time, for the following purposes:

        (i)     The election of six directors to the Board of Directors;

        (ii) The ratification of the amendment to the 1997 Equity Compensation Plan to increase the number of shares of Common Stock issuable pursuant to awards under the plan from 3,800,000 to 4,500,000, of which a maximum of 1,000,000 shares may be used for grants of restricted stock, SARs and performance units;

        (iii) The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year; and

        (iv) To transact such other business as may properly come before the meeting or any adjournment thereof.

        Only stockholders of record at the close of business on October 20, 2004 are entitled to notice of, and to vote at, the meeting or any adjournment thereof.

        WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING AND REGARDLESS OF THE NUMBER OF SHARES YOU OWN, PLEASE DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE (WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES).

                                            By Order of the Board of Directors,


                                            Barry R. Werner
                                            SECRETARY

October 21, 2004
Dallas, Texas

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD DECEMBER 7, 2004

        This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Docucorp International, Inc. of proxies for use at the Annual Meeting of Stockholders to be held on Tuesday, December 7, 2004 at 9:00 a.m., local time, and at any and all adjournments or postponements thereof. The Annual Meeting will be held at the Hotel Crescent Court, 400 Crescent Court, Dallas, Texas. Proxies in the form enclosed will be voted at the Annual Meeting, if properly executed, returned to us prior to the meeting and not revoked. The proxy may be revoked at any time before it is voted by giving written notice to the Secretary of Docucorp.

                       ACTIONS TO BE TAKEN AT THE MEETING

        At the Annual Meeting, holders of Docucorp Common Stock will consider and vote for the election of six nominees as directors of the Company. In addition to the election of the directors, the stockholders will be asked to ratify (i) an amendment to the Docucorp 1997 Equity Compensation Plan ("the Equity Compensation Plan") and (ii) the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2005 fiscal year. In addition, any other business as may properly come before the Annual Meeting will be considered and the persons named in the proxies will vote in accordance with their judgment on such business. The Board of Directors knows of no such other business that will be brought before the Annual Meeting as of the date of this Proxy Statement.

        Only holders of record of Common Stock at the close of business on October 20, 2004 (the "Record Date") are entitled to notice of, and to vote at, the Annual Meeting. As of October 14, 2004, we had outstanding, and entitled to vote at the Annual Meeting, approximately 10.7 million shares of Common Stock. Holders of record of Common Stock are entitled to one vote per share on the matters to be considered at the Annual Meeting.

        The presence, either in person or by properly executed proxy, of the holders of record of a majority of the Common Stock outstanding on the Record Date is necessary to constitute a quorum at the Annual Meeting. The election as a director of each nominee requires the affirmative vote of the holders of record of a plurality of the outstanding voting power of the shares of Common Stock represented, in person or by proxy, at the Annual Meeting. The ratification of the selection of independent registered public accounting firm requires the affirmative vote of the holders of a majority of the shares of the Common Stock represented at the Annual Meeting.

        The accompanying proxy, unless the stockholder otherwise specifies in the proxy, will be voted (i) for the election as directors of the six nominees set forth in this Proxy Statement, (ii) for the amendment to the Equity Compensation Plan, (iii) for the ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm and (iv) at the discretion of the proxy holders on any other matter that may properly come before the meeting or any adjournment thereof.

        If a stockholder owns shares in "street name" by a broker, the broker, as the record holder of the shares, is required to vote those shares in accordance with your instructions. If you do not give instructions to the broker, the broker will nevertheless be entitled to vote the shares with respect to "discretionary" items but will not be permitted to vote the shares with respect to "non-discretionary" items (in which case, the shares will be treated as "broker non-votes"). Abstentions and "broker non-votes" are counted as present and entitled to vote for the purposes of determining a quorum but are not counted for purposes of the election of a director. In connection with the other proposals, (i) abstentions will be treated as shares entitled to vote but not tabulated as a vote cast in respect of such proposal, therefore having the effect of a vote against the proposal and
(ii) broker non-votes, if any, will be treated as shares that are not entitled to vote.

        If any other matter or business is brought before the meeting, the proxy holders may vote the proxies in their discretion. The directors do not know of any such other matter or business.

                      BENEFICIAL OWNERSHIP OF COMMON STOCK

        The following table sets forth certain information regarding the beneficial ownership of Docucorp Common Stock as of October 14, 2004 for (i) each person who is known by us to own beneficially more than 5% of the outstanding shares of Docucorp Common Stock, (ii) each director, (iii) each current executive officer listed in the Summary Compensation Table set forth under the caption "Executive Compensation" and (iv) all of the directors and current executive officers of Docucorp as a group. Except pursuant to applicable community property laws and except as otherwise indicated, each stockholder identified in the table possesses sole voting and investment power with respect to its or his shares.

                                                       Shares Owned
                                                 -----------------------------
        NAME                                        Number          Percent
        ----                                     -------------    ------------
        Michael D. Andereck (1)                     1,059,729            9.9%
        Milledge A. Hart, III (2)                     312,941            2.9
        Anshoo S. Gupta (3)                           125,738            1.2
        John D. Loewenberg (4)                        143,320            1.3
        George F. Raymond (5)                          96,658              *
        Arthur R. Spector (6)                          73,368              *
        William D. Barry (7)                          124,947            1.2
        B. Bruce Dale (8)                             181,527            1.7
        Kerry K. LeCrone (9)                           48,814              *
        James R. Skinner (10)                         120,381            1.1
        All Directors and Executive
            Officers as a group (11 persons)        2,406,423           22.5%
        ValueAct Capital Partners, L.P.  (11)         920,380            8.6%

---------------------------------------
*       Less than one percent.

(1) Includes 96,678 shares held in a trust, which is not in Mr. Andereck's control. Mr. Andereck disclaims any beneficial ownership as to such shares. In addition, includes 144,000 shares of Common Stock issuable pursuant to exercisable stock options. The stockholder's address is c/o Docucorp, 5910 N. Central Expressway, Suite 800, Dallas, Texas 75206.
(2) Includes 86,500 shares of Common Stock issuable pursuant to exercisable stock options.
(3) Includes 122,500 shares of Common Stock issuable pursuant to exercisable stock options.
(4) Includes 108,258 shares of Common Stock issuable pursuant to exercisable stock options.
(5) Includes 82,500 shares of Common Stock issuable pursuant to exercisable stock options.
(6) Includes 66,500 shares of Common Stock issuable pursuant to exercisable stock options.
(7) Includes 102,000 shares of Common Stock issuable pursuant to exercisable stock options.
(8) Includes 87,000 shares of Common Stock issuable pursuant to exercisable stock options.
(9) Includes 27,000 shares of Common Stock issuable pursuant to exercisable stock options.
(10) Includes 98,000 shares of Common Stock issuable pursuant to exercisable stock options.

(11) Based on Schedule 13D filed on October 8, 2004. The address of ValueAct Capital Partners, L.P. is 435 Pacific Avenue, Fourth Floor, San Francisco, California 94133.

                              ELECTION OF DIRECTORS

        The following six persons have been nominated for election as directors at the Annual Meeting: Milledge A. Hart, III, Michael D. Andereck, Anshoo S. Gupta, John D. Loewenberg, George F. Raymond and Arthur R. Spector. Should any nominee become unable or unwilling to accept nomination or election, the proxy holders may vote the proxies for the election in his stead of any other person the Board of Directors may recommend. Each nominee has expressed his intention to serve the entire term for which election is sought. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH OF THE NOMINATED DIRECTORS.

                        DIRECTORS AND EXECUTIVE OFFICERS

        A brief description of each executive officer and director is provided below. Directors hold office until the expiration of their term of office or until their successors are elected and qualified. All officers serve at the discretion of the Board of Directors. References to "Image Sciences" and "FormMaker" mean Image Sciences, Inc. and FormMaker Software, Inc., respectively, which were predecessors of Docucorp.

        MILLEDGE A. HART, III, 70, was appointed Chairman of the Board of Docucorp in 1997. He served as a member of Image Sciences' Board of Directors from 1985 to 1997. Mr. Hart is founder and currently Chairman of the Board of Hart Group, Inc. and Rmax, Inc. He also serves on the Board of Directors of The Home Depot, Inc., Lyco Energy Corporation and the Board of Regents of Southern Methodist University. Mr. Hart served as President of Electronic Data Systems from 1970 until his retirement in 1977.

        MICHAEL D. ANDERECK, 51, has been President and Chief Executive Officer of Docucorp since 1997. From 1984 to 1997, he was President, Chief Executive Officer and a director of Image Sciences. Mr. Andereck joined Image Sciences as Vice President of Finance in 1983. From 1975 to 1983, Mr. Andereck was with KPMG, where he attained the position of senior manager.

        WILLIAM D. BARRY, 46, became Senior Vice President, Sales and Marketing of Docucorp in 2000. Prior to joining Docucorp, Mr. Barry was Vice President of Sales and Marketing for BancTec. Prior to joining BancTec in 1999, he was Executive Vice President of CompuCom Systems, Inc. Mr. Barry has also held sales positions with TriStar Data Systems and Keystone Information Systems.

        B. BRUCE DALE, 41, has served as Senior Vice President, Products of Docucorp since 1997. He was Vice President of Product Development of Image Sciences from 1994 through 1997. Mr. Dale joined Image Sciences in 1986 as a Client Services Custom Software Developer. Since 1988, Mr. Dale held several management positions within Client Services, Marketing and Product Development. In 1992, he was appointed Director of Product Direction.

        JOHN H. GRAY, 54, became Senior Vice President, Finance and Administration of Docucorp in 2001. Prior to joining Docucorp, Mr. Gray was Executive Vice President and Chief Financial Officer of Fresh America Corp. From 1981 until 1998, Mr. Gray was employed by Club Corporation International ("CCI"), a privately held company, where he served most recently as Chief Accounting Officer and Chief Administrative Officer. Mr. Gray also served on CCI's Board of Directors. Prior to joining CCI, Mr. Gray was the Controller/Treasurer for USLife Title Insurance Company and Supervising Senior Accountant with KPMG.

        KERRY K. LECRONE, 60, became Senior Vice President, ASP of Docucorp in August 2001. Mr. LeCrone was Senior Vice President, Services of Docucorp from 1997 through 2001 and Senior Vice President, Technical and Processing Services of FormMaker from 1995 through 1997. Between 1974 and 1995, Mr. LeCrone served in various capacities for several insurance and financial service businesses with primary responsibilities for software development and operations.

        JAMES R. SKINNER, 45, became Senior Vice President, Professional Services of Docucorp in August 2001. From 1997 to 2001 Mr. Skinner was Vice President, Services of Docucorp. Mr. Skinner joined FormMaker in 1991 as Manager, Product Development. Prior to joining FormMaker, he worked for Prentice Hall Professional Software where he obtained experience in retail software development. Between 1977 and 1989 Mr. Skinner served in various capacities for companies in the insurance industry with responsibilities in the areas of underwriting, marketing and information technology.

        ANSHOO S. GUPTA, 58, was elected as a director of Docucorp in 1998. He was President of Production Systems Group at Xerox Corporation ("Xerox") from 1999 to his retirement in 2002. From 1969 through 1998, Mr. Gupta held a series of financial, marketing, planning and General Management positions at Xerox. He is currently on the Board of Directors of Electronic Document Systems Foundation.

        JOHN D. LOEWENBERG, 64, became a director of Docucorp in 1997. He was previously Chief Executive Officer and President of FormMaker. From 1995 to 1996, he served as Executive Vice President and Chief Administrative Officer of Connecticut Mutual, a life insurance company. Prior to joining Connecticut Mutual, Mr. Loewenberg served as Senior Vice President of Aetna Life and Casualty, a multi-line insurer, and as Chief Executive Officer of Aetna Information Technology, the information systems company of Aetna Life and Casualty. Mr. Loewenberg is currently Non Executive Chairman of the Board of Applix, Inc. He is also a trustee of several not for profit organizations.

        GEORGE F. RAYMOND, 67 became a director of Docucorp in 1997. He is a private investor and software industry consultant. He is a director of BMC Software Inc., a Houston-based, publicly held software firm. He is also a director of NationsHealth, Inc. and Emtec Corp., both publicly held services firms, as well as several privately held companies. Mr. Raymond founded Automatic Business Centers, Inc. ("ABC"), a payroll processing company in 1972, and sold the company to CIGNA in 1983. Mr. Raymond and other members of ABC's management repurchased ABC in 1986 from CIGNA, and sold ABC to Automatic Data Processing ("ADP") in 1989. In 1986, Mr. Raymond was Chairman of ITAA, the computer software and services trade association. Mr. Raymond has practiced as a Certified Public Accountant.

        Arthur R. Spector, 64, has been a director of Docucorp since 1997. From 1995 to 1997, he served as Chairman of the Board and a director of FormMaker. Since 1997, Mr. Spector has served as managing director of the general partner and of the management company of Safeguard International Fund, L.P., an international private equity fund. Mr.

Spector also serves as a director and officer of several portfolio companies of Safeguard International. From 1997 to 1998, Mr. Spector served as a managing director of TL Ventures LLC, a fund management company. From 1998 to 2002, he served as a director of USDATA Corporation. He also serves as a director of Timminco Limited.

        In fiscal 2004, the Outside Board of Directors Compensation Plan included an annual retainer fee of $10,000, a board meeting fee of $1,250 for each face-to-face board meeting and in any fiscal year, no more than one telephonic board meeting with a full agenda of topics, and an annual stock option grant of 10,000 shares.

        Effective August 1, 2004, the Board of Directors amended the Outside Director Compensation Plan to include an annual retainer fee of $25,000, a board meeting fee of $1,500 for each face-to-face board meeting, a $750 board meeting fee for each telephonic board meeting and an annual restricted stock grant of 2,500 shares. In addition, the chairman of the Audit Committee receives an additional annual retainer fee of $10,000 and non-chairman members of the Audit Committee receive an additional annual retainer of $5,000. Directors are reimbursed for out-of-pocket expenses incurred for attendance at board meetings.

CORPORATE GOVERNANCE

        The Board of Directors has determined that all of its members, other than Mr. Andereck, the Company's CEO, qualify as "independent" directors. In making such determination, the Board of Directors has surveyed each member regarding relationships and potential conflicts of interest with the Company and has concluded, based upon the disclosures provided by each such individual, that each of its directors other than Mr. Andereck has no direct or indirect material relationship with the Company other than his service as a director.

        The independent directors of the Company meet in executive session at such times, including dates of regularly scheduled meetings of the entire Board of Directors, as determined by the independent directors. Mr. Hart, the Company's Chairman of the Board, presides at all executive sessions of the independent directors. The independent directors met in executive sessions two times in fiscal 2004.

        The Board of Directors held six meetings in fiscal 2004. No director attended fewer than 75% of the meetings of the Board (and any committees thereof), which they were required to attend.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        All future transactions between Docucorp and our officers, directors and principal stockholders or their affiliates will be on terms no less favorable to us than may be obtained from unrelated third parties, and any such transactions will be approved by a majority of the disinterested directors.

COMMITTEES OF THE BOARD OF DIRECTORS

        The Board of Directors of Docucorp has appointed an Audit Committee, which currently consists of George F. Raymond, Chairman, Anshoo S. Gupta and Arthur R. Spector. The Audit Committee's duties are set forth in its charter, as amended to date. Each of the members of the Audit Committee is "independent," as defined by the rules of the Securities and Exchange Commission. The Board of Directors has determined that Mr. Raymond is the Audit Committee financial expert serving on the Audit Committee. A discussion of the role of the Audit Committee is provided under "Report of the Audit Committee" below. The Audit Committee held eleven meetings in fiscal 2004. The charter for the Audit Committee may be viewed at and obtained, free of charge, from our Internet website (HTTP://WWW.DOCUCORP.COM).

        The Board of Directors of Docucorp has also appointed a Compensation Committee, which currently consists of Milledge A. Hart, III, Chairman, John D. Loewenberg and Arthur R. Spector. The Compensation Committee's duties include reviewing and making recommendations to the Board of Directors regarding compensation and benefit plan matters, including executive officer compensation, director compensation, employee stock option grants, 401(k) plan matters, employee stock purchase plan matters and other defined benefit plan matters. The Compensation Committee held two meetings in fiscal 2004. The charter for the Compensation Committee may be viewed at and obtained, free of charge, from our Internet website (HTTP://WWW.DOCUCORP.COM).

        The Board of Directors established a Governance and Nominating Committee, which currently consists of Milledge A. Hart, III, Chairman, Anshoo
S. Gupta, John D. Loewenberg, George F. Raymond and Arthur R. Spector. The duties of the Governance and Nominating Committee include recommending to the Board of Directors potential members to be added as new or replacement members to the Board of Directors and recommending corporate governance guidelines to the full Board of Directors. The Governance and Nominating Committee held three meetings in fiscal 2004. The charter for the Governance and Nominating Committee may be viewed at and obtained, free of charge, from our Internet website (HTTP://WWW.DOCUCORP.COM).

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

        No executive officer has served as a member of the Compensation Committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer has served as a director of another corporation, one of whose executive officers served on the Compensation Committee. No executive officer served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another corporation, one of whose executive officers served as a director of Docucorp.

SHAREHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

        Any Company shareholder who wishes to communicate with the Board of Directors or with an individual director regarding corporate governance or long-term strategy, may direct such communications to the Board of Directors, Docucorp International, Inc. 5910 N. Central Expressway, Suite 800 Dallas, TX 75206. The communication must be clearly addressed to the Company's Board of Directors or to a specific director, in his or her role as a director. The Board of Directors has approved a process pursuant to which any such correspondence will be forwarded to the Chairman of the Governance and Nominating committee for appropriate response.

BOARD MEMBERSHIP CRITERIA

        The Governance and Nominating Committee works with the Board of Directors on an annual basis to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individual Board members, the Board of Directors takes into account many factors including general business knowledge, strategic business perspective, industry experience, educational and professional background and other elements relevant to the success of the Company. Each candidate for director must possess at least the following specific minimum qualifications:

        o Each candidate shall be prepared to represent the best interests of all the Company's shareholders and not just one particular constituency.

        o Each candidate shall be an individual who has demonstrated integrity and ethics in his/her personal and professional life and has established a record of professional accomplishment in his/her chosen field.

        o No candidate shall have any material personal, financial or professional interest in any present or potential competitor of the Company.

        o Each candidate shall be prepared to participate fully in activities of the Board of Directors, including active membership in at least one Committee of the Board of Directors and attendance at, and active participation in, meetings of the Board of Directors and the Committee(s) of the Board of Directors of which he or she is a member, and not have other personal or professional commitments that would, in the Governance and Nominating Committee's sole judgment, interfere with or limit his or her ability to do so.

        Although not an automatic disqualifying factor, the inability of a candidate to meet the independence and other governing standards of the NASDAQ or the SEC will be a significant negative factor in any assessment of a candidate's suitability.

INTERNAL PROCESS OF IDENTIFYING CANDIDATES

        The Governance and Nominating Committee will use a variety of means for identifying potential nominees for director, including the use of outside search firms and recommendations from current members of the Board of Directors and from shareholders. In determining whether to nominate a candidate, the Governance and Nominating

Committee will consider the current composition and capabilities of serving board members, as well as additional capabilities considered necessary or desirable in light of existing and future Company needs. One or more of the members of the Governance and Nominating Committee may interview, or have an outside search firm interview, a prospective candidate who is identified as having high potential to satisfy the expectations, requirements, qualities and responsibilities for membership on the Board of Directors. Other directors who are not members of the Governance and Nominating Committee may also interview prospective candidates. Reports from those interviews or from Governance and Nominating Committee members with personal knowledge and experience with the candidate, resumes, information provided by other contacts and other information deemed relevant by the Governance and Nominating Committee are then considered in determining whether a candidate shall be nominated. The Governing and Nominating Committee also exercises its independent business judgment and discretion in evaluating the suitability of a candidate for nomination.

NOMINATION RIGHTS OF SHAREHOLDERS

        Any shareholder of the Company may recommend one or more candidates to be considered by the Governance and Nominating Committee as a potential nominee or nominees for election as director of the Company at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions in accordance with Delaware corporate law. In order for the candidate recommendation to be timely for the Company's 2005 annual meeting of shareholders, a shareholder's notice to the Company's Board of Directors must be delivered to the Company's principal executive offices no later than August 1, 2005. Any such recommendations received will be presented to the Governing and Nominating Committee for consideration. All candidates (whether identified internally or by a shareholder) who, after evaluation based upon the criteria and process described in "Internal Process of Identifying Candidates" above, are then recommended by the Governance and Nominating Committee and approved by the Board, will be included in the Company's recommended slate of director nominees in its proxy statement.

EXECUTIVE COMPENSATION

        The following table sets forth information concerning cash compensation paid or accrued by us during the three-year period ended July 31, 2004 to or for our Chief Executive Officer and the four other highest compensated executive officers whose total compensation exceeded $100,000.

                                                                                                Long Term
                                                                                               Compensation
                                                          Annual Compensation                     Awards
                                                      ----------------------------- -----------------------------------
                                           Year          Salary         Bonus         Options (#)     Restricted Stock*
                                        ------------- ------------- --------------- ----------------- -----------------
Michael D. Andereck                         2004          $370,000         $60,000            20,000             9,000
PRESIDENT AND CEO                           2003           360,000               0            50,000                 0
                                            2002           340,000         115,000            50,000                 0

William D. Barry                            2004          $223,500         $30,000            15,000             6,000
SR. VP, SALES AND MARKETING                 2003           217,000         100,000            30,000                 0
                                            2002           205,000         117,500            30,000                 0

B. Bruce Dale                               2004          $223,500         $22,500            15,000             6,000
SR. VP, PRODUCTS                            2003           217,000          40,000            30,000                 0
                                            2002           205,000          38,750            30,000                 0

Kerry K. LeCrone                            2004          $223,500         $77,500            15,000             6,000
SR. VP, ASP                                 2003           217,000          49,000            30,000                 0
                                            2002           205,000          73,500            30,000                 0

James R. Skinner                            2004          $221,500         $27,500            15,000             6,000
SR. VP, PROFESSIONAL SERVICES               2003           215,000          95,000            30,000                 0
                                            2002           200,000          58,500            30,000                 0

*All restricted stock vests over seven years with acceleration of cumulative vesting to 25%, 50%, and 100% in the first three years if specific performance goals are attained. For the year ended July 31, 2004, the performance goals were not attained.

        In January 1997, we entered into an employment agreement with Michael D. Andereck. The employment agreement has an indefinite term and provides that Mr. Andereck's salary is to be reviewed annually by the Board of Directors. Effective August 1, 2004, the Board of Directors set Mr. Andereck's annual base salary for fiscal 2005 at $385,000. In addition to base salary, the agreement allows for discretionary bonuses, participation in any 401(k) plan and stock option plan maintained by us and other fringe benefits that we maintain for our top-level executives. The agreement also contains severance provisions which, if triggered, entitle Mr. Andereck to monthly severance payments in an amount equal to Mr. Andereck's then-current monthly salary for a period of up to 12 months. The severance payments are triggered by the occurrence of any of the following events: termination of employment by us without cause, termination of employment by Mr. Andereck for good reason (which includes a material failure of us to observe or perform any material term of the employment agreement, the exclusion of Mr. Andereck from participation in any new compensation or benefit arrangement offered to similarly situated employees or a reduction in Mr. Andereck's level of responsibility, position, authority or duties), resignation by Mr. Andereck with 60 days' notice or total disability. The employment agreement also provides a non-competition provision prohibiting Mr. Andereck from competing against us while employed by us and for one year following the termination of payments to Mr. Andereck.

OPTION PLANS

        The following table sets forth certain information with respect to the options granted during the year ended July 31, 2004 to each executive officer listed in the Summary Compensation Table set forth under the caption "Executive Compensation."

                                          Percent of                                      Potential Realizable Value
                                         Total Options                                      at Assumed Annual Rates
                                          Granted to                                             of Stock Price
                             Options       Employees       Exercise or                            Appreciation
                             Granted       in Fiscal        Base Price     Expiration          for Option Term (2)
Name                            #            Year            $/Sh (1)          Date            5%             10%
----                           --            ----          ------------        ----            --             ---
Michael D. Andereck           20,000         7.0%             $6.40         08/18/2013       $80,499        $203,999
William D. Barry              15,000         5.3%             $6.40         08/18/2013       $60,374        $152,999
B. Bruce Dale                 15,000         5.3%             $6.40         08/18/2013       $60,374        $152,999
Kerry K. LeCrone              15,000         5.3%             $6.40         08/18/2013       $60,374        $152,999
James R. Skinner              15,000         5.3%             $6.40         08/18/2013       $60,374        $152,999

 -------------------

(1)     Fair market value as of the date of grant.

(2) The 5% and 10% assumed annual rates of appreciation are mandated by the rules of the Securities and Exchange Commission and do not reflect our estimates or projections of future prices of the shares of Docucorp Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

        The following table sets forth certain information with respect to the options exercised by each executive officer listed in the Summary Compensation Table set forth under the caption "Executive Compensation" during the year ended July 31, 2004 or held by such persons at July 31, 2004.

                                                                                              Value of Unexercised
                           Shares                         Number of Unexercised               In-the-Money Options
                          Acquired        Value          Options at July 31, 2004             at July 31, 2004 (2)
       Name             On Exercise    Realized (1)    Exercisable     Unexercisable     Exercisable        Unexercisable
       ----             -----------    ------------    -----------     -------------     -----------        -------------
Michael D.  Andereck             --              --       144,000          76,000          $519,800            $197,700
William D. Barry             80,000        $759,534       106,000          48,000          $354,297            $123,054
B. Bruce Dale               107,480      $1,055,843        87,000          48,000          $339,681            $123,054
Kerry K. LeCrone             29,000        $253,527        27,000          48,000           $92,547            $123,054
James R. Skinner                 --              --        98,000          47,000          $366,711            $118,774

(1) Represents the value realized upon exercise calculated as the number of options exercised times the difference between the actual stock trading price on the date of exercise and the exercise price.
(2) Based upon the closing price of Docucorp Common Stock on July 31, 2004, which was $8.25 per share.

        The following table sets forth information concerning the shares of Common Stock that may be issued upon exercise of options, warrants and rights under our Equity Compensation Plan as of July 31, 2004. Our Equity Compensation Plan is the only equity compensation plan with options and similar rights outstanding at July 31, 2004. The Equity Compensation Plan has been approved by our stockholders.

                              Number of Securities to       Weighted-Average         Number of Securities
                              be Issued Upon Exercise      Exercise Price of       Remaining Available for
                              of Outstanding Options,     Outstanding Options,      Future Issuance Under
                                Warrants and Rights       Warrants and Rights      Equity Compensation Plan
                              -----------------------   -----------------------   --------------------------
1997 Equity Compensation Plan         2,648,238                  $4.77                      285,780

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Under the securities laws of the United States, our directors and executive officers and persons who own more than 10% of Docucorp Common Stock, are required to report their initial ownership of Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates have been established for these reports, and we are required to disclose in this proxy statement any failure to file by these dates. Based solely on our review of the copies of such forms received by us with respect to fiscal 2004, we believe that all of our directors, officers and persons who own more than 10% of a registered class of Docucorp's equity securities timely filed these reports.

                             STOCK PRICE PERFORMANCE

        Set forth below is a line graph indicating the stock price performance of Docucorp Common Stock for the period beginning July 31, 1999 and ending July 31, 2004 as contrasted with the NASDAQ Market Index and the NASDAQ Computer and Data Processing Index. The graph assumes that $100 was invested at the beginning of the period. No cash or stock dividends were paid during this period.


                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
    AMONG DOCUCORP INTERNATIONAL, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
                AND THE NASDAQ COMPUTER & DATA PROCESSING INDEX



                                                                     Cumulative Total Return
                                                ---------------------------------------------------------------
                                                     7/99       7/00      7/01       7/02       7/03      7/04

DOCUCORP INTERNATIONAL, INC.                       100.00      91.40     94.51     338.75     170.25    206.25
NASDAQ STOCK MARKET (U.S.) INDEX                   100.00     169.53     66.91      54.67      60.42     70.44
NASDAQ COMPUTER & DATA PROCESSING INDEX            100.00     141.26     78.26      47.92      57.12     67.08

                          REPORT OF THE AUDIT COMMITTEE

        The Audit Committee of the Board of Directors is comprised of three independent directors and operates under a written charter adopted by the Board of Directors in accordance with applicable rules of the Securities and Exchange Commission and NASDAQ.

        Management is responsible for our internal controls and the financial reporting process. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States) and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes. The Audit Committee also recommends to the Board of Directors the selection of our independent registered public accounting firm, reviews any non-audit services performed by our independent registered public accounting firm, reviews the findings and recommendations of our independent registered public accounting firm and periodically reviews major accounting policies and significant internal accounting control procedures.

        In this context, the Audit Committee has met and held discussions with management, who represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee has reviewed and discussed the consolidated financial statements with both management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61 (as amended), Communication with Audit Committees. Our independent registered public accounting firm also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and the Audit Committee discussed with the independent registered public accounting firm their independence.

        Based upon the Audit Committee's discussion with management and the independent registered public accounting firm, and the Committee's review of the representation of management and the report of the independent registered public accounting firm to the Audit Committee, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in our Annual Report on Form 10-K for the year ended July 31, 2004 filed with the Securities and Exchange Commission.

        The Audit Committee held eleven meetings in fiscal 2004.

                                            Audit Committee

                                            George F. Raymond, Chairman
                                            Anshoo S. Gupta
                                            Arthur R. Spector

                      REPORT OF THE COMPENSATION COMMITTEE

        We are in a highly competitive industry. In order to succeed, we believe that we must be able to attract and retain outstanding executives, promote among them the economic benefits of stock ownership in Docucorp and motivate and reward executives who make contributions of special importance to the success of our business. We have structured our executive compensation program to support our strategic goals and objectives.

        As a matter of policy, the Compensation Committee believes that the compensation of the executive officers should consist of a base salary, contingent cash bonus and stock awards. Total compensation and base salary levels are based on generally subjective factors and include the contribution the executive officer made and is anticipated to make to our success, the level of experience and responsibility of the executive officer, the competitive position of our executive compensation and our historical levels of compensation for executive officers. Cash and/or stock bonuses are generally awarded based on the achievement of financial goals recommended by the Compensation Committee and approved by the Board of Directors. These goals may include a target range of revenue, pretax earnings, earnings per share or other objective measurement consistent with long-term stockholder goals. The Compensation Committee approves a target range for specific financial goals and a range of potential bonus amounts for each executive. Actual bonuses are awarded primarily based on the actual achievement level of the specified corporate goals compared to the target range of achievement.

        Grants of Docucorp stock options and restricted stock are intended to align the interests of executives and key employees with the long-term interests of our stockholders and to encourage executives and key employees to remain in our employ. Grants are awarded subjectively based on a number of factors, including the individual's level of responsibility, the amount and term of options already held by the individual, the individual's contributions and anticipated contributions to the achievement of our financial and strategic objectives and the achievement of our financial and strategic objectives.

        Effective August 1, 2003, the Compensation Committee recommended an increase in the base salary of Mr. Andereck, Chief Executive Officer, from $360,000 to $370,000. The increase in base salary was intended to recognize Mr. Andereck's contribution toward the growth and management of Docucorp. During fiscal 2004, Mr. Andereck was awarded 9,000 shares of restricted stock. Also during fiscal 2004, Mr. Andereck was awarded 20,000 non-qualified stock options at a per share exercise price of $6.40. At the conclusion of the year ended July 31, 2004, the Compensation Committee granted a $60,000 bonus to Mr. Andereck based upon the Company's achievement of the financial goals established by the Compensation Committee. This bonus represented approximately 14% of the maximum bonus to which Mr. Andereck was entitled. Mr. Andereck's incentive compensation represented approximately 16% of his total cash compensation for fiscal 2004.

        The Compensation Committee held two meetings in fiscal 2004.

                                           Compensation Committee

                                           Milledge A. Hart, III, Chairman
                                           John D. Loewenberg
                                           Arthur R. Spector

                 AMENDMENT TO THE 1997 EQUITY COMPENSATION PLAN

        The amendment to the Equity Compensation Plan would increase the number of shares of the Company's Common Stock subject to the plan from 3,800,000 shares to 4,500,000 shares. The amendment also increase the number of these shares which may be used for grants of restricted stock, SARs and performance units under the Equity Compensation Plan from 250,000 to 1,000,000 shares. The purpose of the Equity Compensation Plan is to encourage an ownership attitude among the Company's employees. In order to continue to obtain the beneficial effects of the Equity Compensation Plan, it will be necessary to increase the number of shares available under such plan.

        As of July 31, 2004, options to purchase an aggregate of 3,459,000 shares of Common Stock (net of options canceled) and 55,000 shares of restricted stock had been granted pursuant to the Equity Compensation Plan, 811,000 options to purchase shares had been exercised, options to purchase 2,648,000 shares remained outstanding, and 286,000 shares remained available for future grant. As of July 31, 2004, the market value of all shares of Common Stock subject to outstanding options was approximately $21.8 million (based upon the fair market value of the Common Stock as of July 31, 2004).

        During the year ended July 31, 2004, the following executive officers named in the Compensation Table appearing elsewhere in this Proxy Statement have been granted options or awards of restricted stock under the Equity Compensation Plan in the amount indicated: Michael D. Andereck, President and Chief Executive Officer, 29,000 shares; William D. Barry, Senior Vice President, Sales and Marketing, 21,000 shares; B. Bruce Dale, Senior Vice President, Products, 21,000 shares; Kerry K. LeCrone, Senior Vice President, ASP, 21,000 shares; and James
R. Skinner, Senior Vice President, Professional Services, 21,000 shares. Since adoption of the Equity Compensation Plan and through July 31, 2004, all current executive officers, as a group, have been granted options covering 900,000 shares of Common Stock, which represents approximately 22.9% of the total number of options granted pursuant to the Equity Compensation Plan. Subsequent to July 31, 2004, the following executive officers named in the Compensation Table appearing elsewhere in this Proxy Statement have been granted restricted stock under the Equity Compensation Plan, in the amount indicated: Michael D. Andereck, President and Chief Executive Officer, 32,000 shares; William D. Barry, Senior Vice President, Sales and Marketing, 14,000 shares; B. Bruce Dale, Senior Vice President, Products, 14,000 shares; Kerry K. LeCrone, Senior Vice President, ASP, 14,000 shares; and James R. Skinner, Senior Vice President, Professional Services, 14,000 shares.

        The Equity Compensation Plan provides for the issuance to employees, non-employee directors and eligible independent contractors (collectively "Optionees") of shares of Common Stock pursuant to the grant of incentive stock options ("ISO's"), non-qualified stock options ("NQSO's"), Stock Appreciation Rights ("SAR's"), restricted stock and performance units. The Compensation Committee of the Board of Directors (the "Committee") has the authority to determine to whom stock options and other equity compensation awards will be granted and the terms of any such award, including the number of shares subject to, and the vesting provisions of, the award. In no event shall options be granted to any Optionee in substitution for, or upon cancellation of, previously granted options to purchase Company Stock, or shall similar action be taken to effect the repricing of previously granted options. Subject to the terms of the Equity Compensation Plan, the Committee may also amend the terms of any outstanding award.

        The option price per share of Common Stock under the Equity Compensation Plan is determined by the Committee at the time of each grant; provided, however, that the option price per share for any NQSO or ISO shall not be less than 100% of the fair market value of the Common Stock at the time of the grant. If a person who owns 10% or more of the Company's Common Stock (a "10% Stockholder") is granted an ISO, the exercise price shall not be less than 110% of the fair market value on the date of grant. The term of each stock option may not exceed 10 years and in the case of a 10% Stockholder, the term may not exceed five years. Stock options are exercisable at such time or times as are determined by the Committee. Payment for the exercise of an option is required to be made in cash, check or other instrument as the Committee may accept, including, in the discretion of the Committee, unrestricted Common Stock of the Company. The Committee may also grant, in its sole discretion, a "cashless exercise" feature for the exercise of stock options through registered broker-dealers. Unless sooner terminated, the Equity Compensation Plan will terminate in 2007.

        The aggregate fair market value (determined at the time of the grant) of the shares of Common Stock which any employee is first eligible to purchase in any calendar year by exercise of incentive stock option granted under the Equity Compensation Plan and all incentive stock option plans of the Company cannot exceed $100,000. For this purpose, the fair market value (determined at the respective date of grant of each option) of the stock purchasable by exercise of an incentive stock option (or any installment) is counted against the $100,000 annual limitation for an employee only for the calendar year such stock is first purchasable under the terms of the option.

        The Compensation Committee may grant shares of restricted stock pursuant to the Equity Compensation Plan. A grant of shares of restricted stock represents the promise of the Company to issue shares of Common Stock of the Company on a predetermined date (the "Issue Date") to an employee, provided the employee is continuously employed by the Company until the Issue Date. Prior to the vesting of the shares, the shares are not transferable by the participant and are forfeitable. At the time of the grant of shares of restricted stock, the Compensation Committee may impose restrictions or conditions, not inconsistent with the provisions of the Equity Compensation Plan, including, but not limited to, performance criteria and continued employment for a specified time period. The Compensation Committee may provide performance criteria to the restricted stock grant in the form of time acceleration of vesting due to meeting stretch performance goals.

        An Optionee who received stock options will not normally realize any income, nor will the Company normally receive any deduction for federal income tax purposes, upon the grant of an ISO or NQSO.

        When an NQSO is exercised, the Optionee will generally realize ordinary income (compensation) measured by the difference between the aggregate exercise price of the Common Stock as to which the NQSO is exercised and the aggregate fair market value of the Common Stock on the exercise date, and the Company generally will be entitled to a deduction equal to the amount the Optionee is required to treat as ordinary income, but only if the Company withholds federal income tax with respect to such amount. An Optionee's holding period for the shares received on exercise of an NQSO will commence on the date the option is exercised, and his basis in the shares will equal his option price plus the amount included in income on exercise of the option.

        An Optionee generally will not recognize any income upon the exercise of an ISO, but the exercise may, depending on particular factors relating to the Optionee, subject the Optionee to the alternative minimum tax. An Optionee will recognize capital gain or loss in the amount of the difference between the exercise price and the sale price on the sale or exchange of stock acquired pursuant to the exercise of an ISO, provided that the Optionee does not dispose of such stock within two years from the date of grant and one year from the date of exercise of the ISO (the "Required Holding Period"). An Optionee disposing of such shares before the expiration of the Required Holding Periods will recognize ordinary income equal to the lesser of (i) the difference between the option price and the fair market value of the stock on the date of exercise, or (ii) the total amount of gain realized. The maximum federal income tax rate on the remaining gain or loss generally depends on how long the shares are held. The Company will not be entitled to a federal income tax deduction in connection with the exercise of an ISO, except where the Optionee disposes of the shares of Common Stock received upon exercise before the expiration of the Required Holding Periods.

        A recipient of a restricted stock grant will not be deemed to receive any income at the time shares of restricted stock are granted or issued, nor will the Company be entitled to a deduction at that time. However, when shares of restricted stock vest, the recipient will generally be deemed to have received compensation taxable as ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they vest. If, however, a recipient files an appropriate election under Section 83 (b) of the Code with the IRS within thirty days of the issuance of the restricted stock, such person will be deemed to have received compensation taxable as ordinary income in an amount equal to the fair market value of the shares of restricted stock on the date on which they are issued. The recipient of a restricted stock grant award will not be entitled to a deduction if the restricted stock is subsequently forfeited. The Company will be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the recipient.

        The tax consequences of SAR's and performance units are not discussed herein, as the Company has not granted any of the foregoing at the present time and has no current expectation to do so.

        In addition, the Equity Compensation Plan has established for officers and directors of the Company an exemption from the provisions of Section 16(b) of the Exchange Act for the grants of options. Section 16(b) provides for recovery by the Company of profits made by officers and directors on short-term trading in shares of Common Stock. Grants of options to purchase common stock under the Equity Compensation Plan by officers and employee-directors may be entitled to an exemption from the operation of Section 16(b), provided certain conditions are met under the rules and regulations of the Commission.

        Approval of this amendment requires the affirmative vote of the holders of a majority of the shares of the common stock represented at the Annual Meeting. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT TO THE EQUITY COMPENSATION PLAN.

                   RATIFICATION OF APPOINTMENT OF INDEPENDENT
                        REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending July 31, 2005, subject to stockholder ratification. Representatives of PricewaterhouseCoopers LLP are expected to be present at the meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.


FEES PAID TO, AND INDEPENDENCE OF, REGISTERED PUBLIC ACCOUNTING FIRM

        The following table sets forth the aggregate fees billed to us for the fiscal year ended July 31, 2004 and 2003 by our principal accounting firm, PricewaterhouseCoopers LLP:


 FISCAL YEAR     ANNUAL AUDIT FEES (1)     AUDIT RELATED FEES (2)    TAX FEES (3)     ALL OTHER FEES (4)
-------------   ---------------------     ----------------------     ------------     ------------------
     2004             $240,000                    $    0               $153,000             $2,000
     2003             $282,000                    $4,000               $141,000             $2,000

(1) Annual audit fees relate to professional services rendered for the audit of our consolidated financial statements, subsidiary and statutory audits, the issuance of consents and assistance with review of documents filed with the Securities and Exchange Commission.

(2)     Audit related fees are for accounting advisory services.

(3) Tax fees include fees for tax planning, tax consultation, preparation of tax returns both in the United States and the United Kingdom and tax consulting related to expatriate assignees.

(4) For fiscal 2004 and 2003, all other fees are for a subscription to a research database.

        The Audit Committee has established policies and procedures for the approval and pre-approval of audit services and permitted non-audit services. The Audit Committee has the responsibility to engage and terminate our independent registered public accounting firm, to pre-approve their performance of audit services and permitted non-audit services, to approve all audit and non-audit fees and to set guidelines for permitted non-audit services and fees. All fees for fiscal 2004 requiring pre-approval were pre-approved by the Audit Committee or were within pre-approved guidelines for permitted non-audit services and fees established by the Audit Committee, and there were no instances of waiver of approval requirements or guidelines during the same periods.

                             STOCKHOLDERS' PROPOSALS

        Any proposals that our stockholders desire to have presented at the 2005 annual meeting of stockholders must be received by us at our principal executive offices no later than August 1, 2005.

                                  MISCELLANEOUS

        The accompanying proxy is being solicited on behalf of the Board of Directors. We will pay the costs associated with preparing, printing and mailing the form of proxy and the material used in the solicitation thereof. In addition to the use of mails, proxies may be solicited by persons we regularly employ, by personal interview, telephone, e-mail and telegraph. Such persons will receive no additional compensation for such services, but will be reimbursed for any out-of-pocket expenses incurred by them in connection with such services. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and we may reimburse such persons for reasonable out-of-pocket expenses incurred by them in connection therewith.

        Certain stockholders who hold their shares in street name and live in the same household may receive only one copy of this Proxy Statement and Annual Report. This practice is known as "householding." If you hold your shares in street name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker as well. We do not currently use householding for record holders and will send notice to record holders before using householding, giving record holders the opportunity to continue to receive multiple copies in the same household.

By Order of the Board of Directors,


Barry R. Werner
SECRETARY


Dallas, Texas
October 21, 2004

                                     PROXY
                          DOCUCORP INTERNATIONAL, INC.


        The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Stockholders of Docucorp International, Inc. (the "Company") to be held on December 7, 2004, at 9:00 a.m., C.S.T., and the Proxy Statement in connection therewith, and (b) appoints Milledge A. Hart and Michael D. Andereck, or each of them, his proxies with full power of substitution and revocation, for and in the name, place and stead of the undersigned, to vote upon and act with respect to all of the shares of Common Stock of the Company standing in the name of the undersigned or with respect to which the undersigned is entitled to vote and act at said meeting or at any adjournment thereof, and the undersigned directs that his proxy be voted as follows:

1. ELECTION OF DIRECTORS

[ ]  FOR nominees listed below except as marked to the contrary below

[ ]  WITHHOLD AUTHORITY to vote for all nominees listed below

Milledge A. Hart, III, Michael D. Andereck, Anshoo S. Gupta, John D. Loewenberg, George F. Raymond and Arthur R. Spector

INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space below.

2. PROPOSAL TO RATIFY THE AMENDMENT OF THE COMPANY'S 1997 EQUITY COMPENSATION PLAN TO INCREASE THE NUMBER OF SHARES OF THE COMPANY'S COMMON STOCK UNDER THE PLAN FROM 3,800,000 TO 4,500,000 SHARES, OF WHICH A MAXIMUM OF 1,000,000 SHARES MAY BE USED FOR GRANTS OF RESTRICTED STOCK, SARS AND PERFORMANCE UNITS:

           ___  FOR          ___  AGAINST         ___  ABSTAIN

3. PROPOSAL TO RATIFY THE SELCTION OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY:

           ___  FOR          ___  AGAINST         ___  ABSTAIN

4. To vote upon other such matters that may legally come before the meeting or any adjournment or postponement thereof.

                  (Continued and to be signed on reverse side)

                           (Continued from other side)

        If more than one of the proxies listed on the reverse side shall be present in person or by substitute at the meeting or any adjournment thereof, the majority of said proxies so present and voting, either in person or by substitute, shall exercise all of the powers hereby given.

        THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS AND FOR THE TWO OTHER PROPOSALS SET FORTH ABOVE.

        The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock and hereby ratifies and confirms all that said proxies, their substitutes, or any of them, may lawfully do by virtue hereof.


                                Dated:_______________________________________

                                _____________________________________________
                                Signature

                                _____________________________________________
                                (Signature if held jointly)

                                Please date the proxy and sign your name exactly as it appears hereon. Where there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If executed by a corporation, the proxy should be signed by a duly authorized officer. Please sign the proxy and return it promptly whether or not you expect to attend the meeting. If you do attend, you may revoke your proxy and vote in person if you so desire.


   PLEASE MARK, SIGN, DATE AND MAIL IN THE RETURN ENVELOPE PROVIDED HEREWITH.